Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the U.S. Code (18 U.S.C. § 1350), Timothy S. Jenks, President, Chief Executive Officer and Chairman of the Board of Directors of NeoPhotonics Corporation (the “Company”), and Elizabeth Eby, Chief Financial Officer and Senior Vice President, Finance of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2019, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 3rd day of March, 2020.

/S/ TIMOTHY S. JENKS	/S/ ELIZABETH EBY
Timothy S. Jenks	Elizabeth Eby
President, Chief Executive Officer and	Chief Financial Officer and Senior Vice President,
Chairman of the Board of Directors	Finance

This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NeoPhotonics Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.